                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  BIOMET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  BIOMET, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [BIOMET LOGO]

To the Shareholders of Biomet, Inc.:

     You are cordially invited to attend our Annual Meeting of Shareholders on Saturday, September 29, 2001, at 1:30 p.m., local time, at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana.

     At the meeting, you will vote on the election of four persons to the Board of Directors. Details can be found in the accompanying Notice and Proxy Statement.

     We hope you are planning to attend the Annual Meeting and look forward to seeing as many of you as possible. Please check the appropriate "attendance" box on your proxy card. The vote of each shareholder is of utmost importance. For that reason, we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted by providing written notice to the Secretary of Biomet or by filing a properly executed proxy bearing a later date.

     On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

                                        Sincerely,

                                        BIOMET, INC.


                                        /s/ Dane A. Miller
                                        ----------------------------------
                                        Dane A. Miller, Ph.D.
                                        President and Chief
                                        Executive Officer

                                  [BIOMET LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 29,2001

TO THE SHAREHOLDERS OF BIOMET, INC.:

     The Annual Meeting of Shareholders of Biomet, Inc. will be held on Saturday, September 29, 2001, at 1:30 p.m., local time, at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana, for the following purposes:

(1)  To elect four directors to serve for terms of three years each.

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on July 20, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

     We urge you to complete, date and sign the enclosed proxy and return it to us promptly in the envelope provided, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person. You may revoke your proxy at any time before it is voted or by providing written notice to the Secretary of Biomet or by filing a properly executed proxy bearing a later date.

                                        By Order of the Board of Directors,

                                        /s/ Daniel P. Hann
                                        -----------------------------------
                                        Daniel P. Hann, Secretary

August 21, 2001
Warsaw, Indiana

YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                  [BIOMET LOGO]

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 29,2001

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Biomet, Inc. in connection with the solicitation by the Board of Directors of Biomet of proxies to be voted at the Annual Meeting of Shareholders to be held at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana, on Saturday, September 29, 2001, at 1:30 p.m., local time, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about August 21, 2001. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

     You are voting on the election of four directors (M. Ray Harroff, Jerry L. Miller, Charles E. Niemier and Prof. Dr. Bernhard Scheuble) for three-year terms.

WHO IS ENTITLED TO VOTE?

     Only those persons who own Biomet Common Shares at the close of business on the record date, July 20, 2001, are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment of the meeting. Each shareholder is entitled to one vote for each Biomet Common Share owned as of the close of business on July 20, 2001.

HOW DO I VOTE?

     Please complete, sign and return each proxy you receive. If your signed proxy does not indicate your voting preference, we will vote FOR the proposal on your behalf. You may revoke your proxy at any time prior to the Annual Meeting by (1) notifying the Secretary of Biomet in writing, or (2) returning a later-dated proxy.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     It means you have shares registered in more than one account. Please complete, sign and return ALL proxies to ensure that all of your shares are voted.

WHO CAN ATTEND THE ANNUAL MEETING?

     All shareholders as of the close of business on July 20, 2001, or their duly appointed proxy holders, may attend the Annual Meeting. Each shareholder may be accompanied by one guest. However, seating will be limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m.

WHAT TIME IS THE ANNUAL MEETING?

     The Annual Meeting will begin at 1:30 p.m., local time. Please note that local time is Eastern Standard Time, NOT Eastern Daylight Savings Time (i.e., during this time of year, Warsaw is on the same time as Chicago). THERE WILL BE TOURS OF BIOMET'S FACILITY FROM 12:00 NOON TO 1:00 P.M. PRIOR TO THE ANNUAL MEETING.

WHAT CONSTITUTES A QUORUM?

     A quorum is represented by the holders of a majority of the Common Shares outstanding on the record date and present, in person or by proxy, at the Annual Meeting. As of the record date, there were 269,518,156 Common Shares of Biomet issued and outstanding. Proxies submitted by brokers that do not indicate a vote for the proposal are called "broker non-votes." Broker non-votes and abstentions will be included in the number of shares considered to be present at the Annual Meeting. All share information contained in this Proxy Statement has been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced on July 9, 2001, payable to shareholders of record on July 30, 2001.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may change your vote at any time before the proxy is voted at the Annual Meeting. To change your vote, you must deliver to the Secretary of Biomet either a written notice of revocation or a properly executed proxy bearing a later date. Any proxy will be suspended if you attend the Annual Meeting and elect to vote in person.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS. The four nominees receiving the greatest number of votes will be elected as directors. Abstentions and broker non-votes will not be counted as votes in favor of any nominee.

OTHER MATTERS. The approval of any other matter that properly comes before the Annual Meeting requires that the number of votes cast "for" exceed those cast "against." Abstentions and broker non-votes will not be counted as votes for or against any such matters.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you instruct otherwise on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth with the discussion of each matter. In summary, the Board recommends the following voting action:

     - FOR the election of the nominees for directors.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or in their own discretion if no recommendation is given.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2002 ANNUAL MEETING?

     To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be submitted in writing by April 23, 2002, to the Secretary of Biomet, P.O. Box 587, Warsaw, IN 46581-0587.

WHO PAYS FOR THE COSTS ASSOCIATED WITH THIS PROXY STATEMENT?

     Biomet will pay for all expenses in connection with the solicitation of proxies. We will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying form of proxy and the Annual Report for mailing to beneficial owners and, upon request, will reimburse such record holders for their reasonable expenses in connection with such activities. Biomet expects to solicit proxies primarily by mail; but directors, officers and employees of Biomet may also solicit proxies in person or by telephone.

                                 STOCK OWNERSHIP

WHO ARE THE OWNERS OF THE GREATEST AMOUNT OF BIOMET'S COMMON SHARES?

     The following table sets forth certain data with respect to those persons known by Biomet to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of Biomet as of July 20, 2001. Except as otherwise indicated in the notes to the table, each shareholder has sole voting and investment power with respect to the shares indicated.

      NAME AND ADDRESS               AMOUNT(1) AND NATURE         PERCENT
      OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP       OF CLASS
      -------------------          -----------------------       --------
State Farm Mutual Automobile             18,846,970(2)             7.0%
  Insurance Company and
  related entities
One State Farm Plaza
Bloomington, Illinois 61710

FMR Corp.                                16,763,230(3)             6.2%
82 Devonshire Street
Boston, Massachusetts 02109

(1) These amounts have been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001

(2) According to information contained in a Schedule 13G filing made by State Farm Mutual Automobile Insurance Company and related entities ("State Farm") dated February 15, 2001, State Farm acquired these shares for investment purposes in the ordinary course of its business.

(3) According to information obtained in a Schedule 13G filing made by FMR Corp. ("FMR"), dated February 14, 2001, FMR acquired these shares for investment purposes in the ordinary course of its business.

HOW MANY COMMON SHARES DO BIOMET'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table sets forth the beneficial ownership of Common Shares as of July 20, 2001 by each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Biomet as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares. These amounts have been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced on July 9, 2001.


                               NUMBER                                          SHARES     TOTAL NUMBER
                             OF SHARES       BIOMET'S       401(K) PROFIT   EXERCISABLE     OF SHARES
NAME OF                     BENEFICIALLY  EMPLOYEE STOCK     SHARING AND       WITHIN     BENEFICIALLY   PERCENT
BENEFICIAL OWNER             OWNED (1)     BONUS PLAN(2)       TRUST(3)      60 DAYS(4)      OWNED      OF CLASS
-----------------            ---------     ------------        --------      ----------      -----      --------
Garry L. England               183,801         22,497           31,969         45,562       282,645        0.1%
Jerry L. Ferguson            3,291,094          3,106                -              -     3,291,094        1.2%
Daniel P. Hann                  56,454         10,018            1,657         48,375       107,590          *
C. Scott Harrison, M.D.        718,380              -                -         35,037       753,416        0.3%
M. Ray Harroff                  48,723              -                -         15,750        64,472          *
Thomas F. Kearns, Jr.            9,394              -                -          4,500        13,894          *
Dane A. Miller, Ph.D.        8,322,732         31,306           21,997              -     8,359,394        3.1%
Jerry L. Miller              4,117,824              -                -         15,750     4,133,573        1.5%
Kenneth V. Miller               14,251              -                -         15,750        30,001          *
Charles E. Niemier             741,022         26,994           35,334         45,562       845,474        0.3%
Niles L. Noblitt             5,042,787         31,906           51,334              -     5,128,344        1.9%
James R. Pastena                98,814         11,508           10,482         32,647       148,930          *
Marilyn Tucker Quayle                -              -                -         15,750        15,750          *
Prof. Dr. Bernhard Scheuble     11,250              -                -         15,750        26,999          *
L. Gene Tanner                 130,500              -                -              -       130,500          *
Other Executive Officers       404,325         40,968           51,583        150,808       641,105        0.2%
--------------------------------------------------------------------------------------------------------------
All Directors and Executive
   Officers as a Group
   (19 persons, including
   the foregoing)                                                          24,014,397(5)                   8.9%

*Represents less than 0.1% of Biomet's issued and outstanding Common Shares.


(1) The number of shares shown includes shares that are owned individually or jointly, as well as shares to which the individual has shared voting and/or investment power. Certain Biomet directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

     - Mr. Garry England--4,050 shares held in an individual retirement account ("IRA") for Mr. England's benefit as to which he has investment power but no voting power and 5,512 shares owned of record by Mr. England's minor children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership.

     - Mr. Jerry Ferguson--278,754 shares owned of record by Mr. Ferguson's wife and 38,880 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 58,806 shares held in an IRA for his benefit as to which Mr. Ferguson has investment power but no voting power.

       - Dr. Dane Miller--2,581,357 shares owned of record by Dr. Miller's wife and 44,973 shares held in an IRA for her benefit, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; and 103,473 shares held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

       - Mr. Jerry Miller--86,250 shares held in trust for the benefit of Mr. Miller's minor child, as to which Mr. Miller has shared voting and investment power and disclaims beneficial ownership; and 3,937,209 shares held in an Estate Planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power.

       - Mr. Charles Niemier--143,675 shares owned of record by Mr. Niemier's wife and 30,573 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 71,082 shares held in an IRA for Mr. Niemier's benefit, as to which he has investment power but no voting power; and 300,348 shares held in trust for the benefit of Mr. Niemier's children as to which he has no voting or investment power and disclaims beneficial ownership.

       - Mr. Niles Noblitt--2,416,385 shares owned of record by Mr. Noblitt's wife, as to which Mr. Noblitt holds no voting or investment power and disclaims beneficial ownership; 41,058 shares owned of record by his children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; and 20,529 shares owned of record by his children, as to which he has voting and investment power but disclaims beneficial ownership.

       - Other Executive Officers--72,755 shares held by the spouses of these executive officers, as to which they have no voting power or investment power and disclaim beneficial ownership; 4,212 shares held in an IRA for the benefit of the wife of one of these executive officers, as to which he has no voting or investment power and disclaims beneficial ownership; and 4,653 shares held in an IRA for the benefit of one of the executive officers, as to which he has investment power but no voting power.

 (2) Biomet's executive officers have accounts in Biomet's Employee Stock Bonus Plan qualified under section 401(a) of the Internal Revenue Code. The executive officers who hold shares pursuant to the Employee Stock Bonus Plan have voting power but do not have investment power for these shares.

 (3) Biomet's executive officers may elect to participate in Biomet's Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code. The officers have no voting or investment power for the shares held in their accounts in the 401(k) plan.

 (4) Reflects the number of shares that could be purchased by the exercise of options available at July 20, 2001, or within 60 days thereafter.

 (5)  Does not include unexercised option shares.

                         ITEM I--ELECTION OF DIRECTORS


     Biomet's Bylaws divide the Board of Directors into three classes, with one class to be elected at each Annual Meeting of Shareholders. At the Annual Meeting, the shareholders will vote to elect four directors in Class III to serve for a three-year term expiring in 2004, and until their successors are elected and qualified. Class I Directors and Class II Directors will not be elected at the Annual Meeting and will continue in office until the Annual Meetings of Shareholders to be held in 2002 and 2003, respectively. The Board of Directors has nominated the persons named below for election as Class III Directors. The name, age, business background and tenure as a director of Biomet of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers. No other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and Biomet has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board of Directors. The four nominees for director receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Unless authority to vote for a nominee is withheld, the accompanying proxy will be voted FOR the nominees named.

DIRECTORS STANDING FOR ELECTION
NAME, AGE AND BUSINESS EXPERIENCE

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

CLASS III: TERM EXPIRES AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS

M. RAY HARROFF, age 61 ............................... ......Director since 1977
Mr. Harroff is one of the four founders of Biomet and is President of Stonehenge Links Village Development (real estate development company). Mr. Harroff was also President of Stonehenge Golf Club, Inc. (golf country club) until February 1998. On September 2, 1997, Mr. Harroff filed for protection under Federal Bankruptcy laws. Also on September 2, 1997, Stonehenge Golf Club and Stonehenge Links Village Development filed a petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code.

JERRY L. MILLER, age 55 .....................................Director since 1979
Member: Executive, Nominating, Compensation and Stock Option Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco, Inc. (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the board of directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products).

CHARLES E. NIEMIER, age 45 ..................................Director since 1987
Mr. Niemier is the Senior Vice President - International Operations of Biomet. Mr. Niemier is a trustee of Valparaiso University, a member of the Board of Directors of Lakeland Financial Corporation (Lake City Bank), and a member of the Board of Directors of Kosciusko 21st Century Foundation, Inc. (non-profit organization).

PROF. DR. BERNHARD SCHEUBLE, age 47 .........................Director since 1998
Prof. Scheuble is Chairman and Chief Executive Officer of Merck KGaA (pharmaceutical company) and has been CEO Pharma, and a General Partner and Member of the Executive Board of Merck KGaA since April, 1998. From 1996 until 1998, Prof. Scheuble was Head of Pharma Ethicals, Merck KGaA. Prof. Scheuble is a director of certain subsidiaries of Merck KGaA.

DIRECTORS CONTINUING IN OFFICE
NAME, AGE AND BUSINESS EXPERIENCE

CLASS 1: TERM EXPIRES AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

C. SCOTT HARRISON, M.D., age 64 .............................Director since 1994
Member: Executive, Audit and Compensation Committees. Dr. Harrison is the founder and President of Crippled Children's United Rehabilitation Effort (CCURE) (non-profit organization).

NILES L. NOBLITT, age 50 ....................................Director since 1977
Member: Executive and Stock Option Committees. Mr. Noblitt is one of the four founders of Biomet and is the Chairman of the Board. Mr. Noblitt is also a trustee of Rose Hulman Institute of Technology.

KENNETH V. MILLER, age 53 ...................................Director since 1979
Member: Executive, Nominating, Audit, Compensation and Stock Option Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco, Inc. (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a director of Keystone Community Bank.

L. GENE TANNER, age 68 ......................................Director since 1985
Member: Audit Committee. Mr. Tanner is Vice Chairman of the Board of NatCity Investments, Inc. (investment banking firm) and a director of the Indiana Chamber of Commerce.

MARILYN TACKER QUAYLE, age 52 ...............................Director since 1993
Ms. Quayle is President and Chief Executive Officer of BTC, Inc., a private consulting firm. Prior to 2001, she was also an attorney engaged in private practice as a partner in the Indianapolis, Indiana law firm of Krieg, DeVault, Alexander & Capehart.

CLASS 11: FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

DANE A. MILLER, PH.D., age 55 ...............................Director since 1977
Member: Executive and Stock Option Committees. Dr. Miller is one of the four founders of Biomet and is the President and Chief Executive Officer. Dr. Miller is a director of lst Source Corporation (bank holding company), a trustee of Kettering University (formerly General Motors Institute), a member of the board of the University of Chicago Health Systems and serves on the Engineering Advisory Committee of the University of Cincinnati.

JERRY L. FERGUSON, age 60 ...................................Director since 1978
Member: Executive and Nominating Committees. Mr. Ferguson is one of the four founders of Biomet and has served as Vice Chairman of the Board since December 1997. Prior thereto he served as Biomet's Senior Vice President.

THOMAS F. KEARNS, JR., age 64 ....... .......................Director since 1983
Mr. Kearns is a retired partner of Bear, Steams & Co., Inc. (investment banking firm). Mr. Kearns is a director of PharmaKinetics Laboratories, Inc. (contract research organization), a trustee of the University of North Carolina Foundation and a director of Fibrogen Corporation (a biotechnology company).

DANIEL P. HANN, age 46 ......................................Director since 1989
Mr. Hann has served as the Senior Vice President, General Counsel and Secretary of Biomet since June 1999. Prior thereto, he was Vice President, General Counsel and Secretary of Biomet.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET DURING FISCAL YEAR 2001?

The Board of Directors met five times during fiscal year 2001. Each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served during fiscal year 2001.

BOARD COMMITTEE MEMBERSHIP

  Name                             Executive     Nominating        Audit       Compensation    Stock Option
                                   Committee     Committee       Committee       Committee       Committee
  Jerry L. Ferguson                    X              X
  Daniel R Hann
  C. Scott Harrison, M.D.              X                            X                 X
  M. Ray Harroff
  Thomas F. Kearns
  Dane A. Miller, Ph.D.                X                                                                X
  Jerry. L. Miller,                    X              X                               X                 X
  Kenneth V. Miller                    X                            X                 X                 X
  Charles E. Niemier
  Niles L. Noblitt                     X                                                                X
  Marilyn Tucker Quayle
  Prof. Dr. Bernhard Scheuble                                       X
  L. Gene Tanner

     The EXECUTIVE COMMITTEE has full authority from the Board of Directors to conduct business within the limits prescribed by Indiana law. The Executive Committee met five times during fiscal year 2001.

     The NOMINATING COMMITTEE is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors, and recommending individuals as nominees for election to the Board of Directors. The Nominating Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to: Attn: Secretary, Biomet, Inc., P.O. Box 587, Warsaw, Indiana 46581-0587, and delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to the Annual Meeting of Shareholders. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Nominating Committee met once during fiscal year 2001.

     The function of the AUDIT COMMITTEE is to monitor the internal controls and financial reporting of Biomet and its subsidiaries; to review these matters with the President and Chief Executive Officer and Biomet's independent accountants; to review the scope and parameters of the independent accountants' audit of Biomet's consolidated financial statements; to review the scope and parameters of the findings of Biomet's internal auditors; to establish policies and make recommendations to the Board of Directors with respect to approval of transactions between Biomet and its directors, officers and employees; and to make recommendations to the Board of Directors concerning the annual appointment of Biomet's independent accountants. The Audit Committee also reviews Biomet's compliance with applicable laws, regulations and internal procedures. The Audit Committee met five times during fiscal year 2001.

     The COMPENSATION COMMITTEE is responsible for administering the compensation programs for Biomet's executive officers and employees. The Compensation Committee met twice during fiscal year 2001.

     The STOCK OPTION COMMITTEE administers Biomet's stock option plans. Presently, no member of the Stock Option Committee participates in any of these plans with the exception that each of the two nonemployee director members, Jerry L. Miller and Kenneth V. Miller, automatically receives an option to purchase 2,000 Common Shares every year during his service as a non-employee director of Biomet pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. The Stock Option Committee met five times during fiscal year 2001.

COMPENSATION OF DIRECTORS

     Each director of Biomet who is not an employee receives an annual fee of $16,000, plus a fee of $1,000 and reimbursement for travel expenses for each meeting of the Board of Directors attended in person and a fee of $500 for attending a meeting of the Board of Directors by telephone. Directors who are employees receive a fee of $750 for each meeting of the Board of Directors attended in person and a fee of $375 for each meeting of the Board of Directors attended by telephone. Each member of the Executive Committee of the Board of Directors who is not a Biomet employee receives an additional annual fee of $16,000, plus a fee of $1,000 and reimbursement for travel expenses for each Executive Committee meeting attended in person and a fee of $500 for each Executive Committee meeting attended by telephone. Each member of the Audit Committee of the Board of Directors receives an additional annual fee of $7,500, plus a fee of $1,000 and reimbursement for travel expenses for each Audit Committee meeting attended in person and a fee of $500 for each Audit Committee meeting attended by telephone. Each member of the Nominating and Compensation Committees of the Board of Directors receives a fee of $1,000 for each committee meeting attended in person and a fee of $500 for attending a committee meeting by telephone, unless such meetings are held in conjunction with a meeting of the Board of Directors or Executive Committee. No fees are paid for attending meetings of the Stock Option Committee.

     Each director who is not a Biomet employee is automatically granted an option to purchase 2,000 Common Shares every year during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan (the "1998 Plan"). The 1998 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2001, the Compensation Committee was comprised of Jerry
L. Miller; Kenneth V. Miller; and C. Scott Harrison, M.D. None of the members of the Compensation Committee is now serving or previously has served as an officer of Biomet or any of its subsidiaries. None of Biomet's executive officers serve as directors of, or in any compensation-related capacity for, other companies with which members of Biomet's Compensation Committee are affiliated.

                             EXECUTIVE COMPENSATION

GENERAL

     The following Summary Compensation Table sets forth, for the three years ended May 31, 2001, certain information with respect to the compensation of Biomet's President and Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of May 31, 2001.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                            ANNUAL               INCENTIVE            ALL OTHER
                                    FISCAL YEAR          COMPENSATION             AWARDS           COMPENSATION(2)
NAME AND PRINCIPAL POSITION         ENDED MAY 31   SALARY ($)   BONUS ($)   STOCK OPTIONS(1)(#)          ($)
----------------------------------------------------------------------------------------------------------------------
Dane A. Miller, Ph.D.                   2001       244,700       207,000               --                14,850
   President and                        2000       230,300       158,500               --                14,850
   Chief Executive Officer              1999       217,700       160,300               --                13,400

Niles L. Noblitt                        2001       243,000       210,000               --                14,850
   Chairman of the Board                2000       230,300       162,000               --                14,850
                                        1999       217,700       160,300               --                13,400

James R. Pastena                        2001       248,900       175,000           15,000                11,475
   Vice President of Biomet             2000       242,800       150,000           22,500                11,475
   and President of EBI, L.P.           1999       235,100       138,000           45,000                 9,600

Charles E. Niemier                      2001       242,600       170,000            7,500                14,850
   Senior Vice President -              2000       228,400       144,000           22,500                14,850
   International Operations             1999       216,000       125,000               --                13,400

Garry L. England                        2001       227,200       175,000            7,500                11,475
   Senior Vice President -              2000       214,000       152,000           22,500                11,475
   Warsaw Operations                    1999       202,300       147,000               --                 9,600


(1) Adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001.

(2) Represents the value of Biomet's contribution to the Employee Stock Bonus Plan and the 401(k), and director fees paid to Dr. Miller, Mr. Noblitt and Mr. Niemier.

STOCK OPTIONS

     Options were granted in fiscal year 2001 to the following executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                       NUMBER OF                                                                      POTENTIAL REALIZABLE VALUE
                       SECURITIES          PERCENT OF TOTAL                                                AT ASSUMED ANNUAL
                       UNDERLYING          OPTIONS GRANTED            EXERCISE                            RATES OF STOCK PRICE
                   OPTIONS GRANTED(1)      TO EMPLOYEES IN            PRICE(2)        EXPIRATION    APPRECIATION FOR OPTION TERM(3)
NAME                      (#)              FISCAL YEAR 2001            ($/SH)            DATE          5%($)               10%($)
----                      ---              ----------------            ------            ----          -----               ------
James R. Pastena          1,875                  0.1%                  $20.83       January 6, 2004   $ 6,157              $12,930
                          1,875                  0.1%                   20.83       January 6, 2005     8,418               18,129
                          1,875                  0.1%                   20.83       January 6, 2006    10,792               23,848
                          1,875                  0.1%                   20.83       January 6, 2007    13,285               30,139
                          1,875                  0.1%                   20.83       January 6, 2008    15,902               37,059
                          1,875                  0.1%                   20.83       January 6, 2009    18,651               44,671
                          1,875                  0.1%                   20.83       January 6, 2010    21,536               53,045
                          1,875                  0.1%                   20.83       January 6, 2011    28,867               30,019

Charles E. Niernier         937                    *                   $20.83       January 6, 2004   $ 3,079              $ 6,465
                            938                    *                    20.83       January 6, 2005     4,209                9,064
                            937                    *                    20.83       January 6, 2006     5,396               11,924
                            938                    *                    20.83       January 6, 2007     6,642               15,070
                            937                    *                    20.83       January 6, 2008     7,951               18,530
                            938                    *                    20.83       January 6, 2009     9,325               22,336
                            937                    *                    20.83       January 6, 2010    10,768               26,522
                            938                    *                    20.83       January 6, 2011    12,283               31,128

Garry L. England            937                    *                   $20.83       January 6, 2004   $ 3,079              $ 6,465
                            938                    *                    20.83       January 6, 2005     4,209                9,064
                            937                    *                    20.83       January 6, 2006     5,396               11,924
                            938                    *                    20.83       January 6, 2007     6,642               15,070
                            937                    *                    20.83       January 6, 2008     7,951               18,530
                            938                    *                    20.83       January 6, 2009     9,325               22,336
                            937                    *                    20.83       January 6, 2010    10,768               26,522
                            938                    *                    20.83       January 6, 2011    12,283               31,128

*Represents less than 0.1% of the total options granted to employees in fiscal year 2001.

(1) These options were granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until one year from the date of grant and carry with them the right to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements. The number of shares has been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001.

(2) The exercise price has been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001.

(3) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast the actual appreciation, if any, of the Company's stock price. The Company did not use an alternate formula to determine potential realizable value because it is not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gain realized on exercise in fiscal year 2001 by Biomet's executive officers named in the Summary Compensation Table. Dr. Miller and Mr. Noblitt do not receive stock options from Biomet.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                NUMBER(1) OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                       SHARES ACQUIRED    VALUE REALIZED(2)            AT MAY 31, 2001 (#)           OPTIONS AT MAY 31,2001 ($)(3)
NAME                  ON EXERCISE(#)(1)         ($)              EXERCISABLE       UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
----                  -----------------         ---              -----------       -------------    -----------        -------------
James R. Pastena           33,232             $456,112              25,615             72,701        $  511,303          $1,197,452

Charles E. Niemier              0                    0              45,561             55,031         1,054,797           1,086,654

Garry L. England           20,530              412,493              25,030             55,031           569,329           1,086,654

(1) The number of shares has been adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001.

(2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the "Value Realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed. No cash is received until or unless the shares received upon exercise of an option are sold.

(3) Represents the difference between the base (or exercise) price of the option shares and a market price of $29.78, which was the closing price of the Common Shares reported by the Nasdaq Stock Market on May 31, 2001, as adjusted to reflect the 3-for-2 split of the Company's Common Shares announced July 9, 2001.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Compensation Committee and the Stock Option Committee of the Board of Directors (collectively referred to herein as the "Committee") are responsible for administering the compensation and benefit programs for Biomet's employees, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President and Chief Executive Officer for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to Biomet's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the decisions of the Board as to his compensation package. The President and Chief Executive Officer is not a member of the Compensation Committee. He is a member of the Stock Option Committee, but does not participate in the Biomet stock option program and has never received a stock option from Biomet.

WHAT IS BIOMET'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Biomet's current executive compensation policies and practices reflect the compensation philosophies of Biomet's four founders - Dane A. Miller, Ph.D., Niles L. Noblitt, Jerry L. Ferguson and M. Ray Harroff. Biomet is committed to maximizing shareholder value through performance. The Committee believes that superior performance by Biomet's executive and management team is an essential element to reaching that goal. Biomet's practices and policies are designed to help achieve this objective by accomplishing the following goals:

     - Attracting, retaining and rewarding highly qualified and productive persons.

     -  Relating compensation to both company and individual performance.

     - Establishing compensation levels that are internally equitable and externally competitive.
     - Encouraging an ownership interest and instilling a sense of pride in Biomet, consistent with the interests of Biomet's shareholders.

     The Committee firmly believes that all Team Members (Biomet refers to its employees as Team Members) play a critical role in Biomet's success and, therefore, all Team Members are eligible to participate in Biomet's cash and equity compensation plans. The Committee continues to believe in one of Biomet's founding philosophies: that equity incentives in the form of stock options are an excellent motivation for all Team Members, including executive officers, and serve to align the interests of Team Members, management and shareholders.

     Based on these objectives, the compensation package of the executive officers consists of four primary elements:

     -  base salary
     -  incentive bonuses
     -  stock options
     -  participation in employee benefit plans

     BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors, after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Biomet's performance, the executive officer's performance, Biomet's future objectives and challenges, and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive. During fiscal year 2001, the base salary of the executive officers as a group increased approximately 6%.

     INCENTIVE BONUSES. A significant portion of each executive officer's annual compensation is based on the financial performance of Biomet. Approximately one-half of each executive officer's potential annual cash compensation is based upon an incentive bonus, which is accrued and paid at the mid-point and the conclusion of each fiscal year. The potential bonus is determined at the discretion of the Committee and approved by the Board of Directors at the beginning of each fiscal year. In exercising its discretion, the Committee takes into account the growth in revenues and earnings of the operations for which the executive officer is responsible or plays a significant role, as well as the goals, objectives, responsibilities and length of service of each officer.

     STOCK OPTIONS. Stock options have always been a key element in Biomet's long-term incentives program. The primary purpose of stock options is to provide executive officers and other Team Members with a personal and financial interest in Biomet's success through stock ownership, thereby aligning the interests of such persons with those of Biomet's shareholders. This broad-based program is a vital element of Biomet's goal to empower and motivate outstanding long-term contributions by Team Members within all levels of Biomet. The Committee believes that stock options help to create an entrepreneurial environment within Biomet and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all Team Members in order to sustain and enhance Biomet's long-term performance.

     The Committee believes that the value of stock options will reflect Biomet's financial performance over the long term. Because Biomet's employee stock option program provides for a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other Team Members benefit from stock options only when the market value of The Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers. All Team Members are eligible to receive stock options. The current plan provides that all hourly Team Members of Biomet and its subsidiaries receive a stock option after just two years of service with Biomet or one of its subsidiaries.

     BENEFIT PLANS. The executive officers may also participate in Biomet's 401(k) and the Employee Stock Bonus Plan ("ESBP"). All Team Members who are at least 18 years of age and have at least 90 days of service are also eligible to participate in both plans. With respect to the 401(k), each year Biomet, in its sole discretion, may match 75% of each Team Member's contributions, up to a maximum amount equal to 5% of the Team Member's compensation, either in cash or in Common Shares. All contributions to the 401(k) are allocated to accounts maintained on behalf of each participating Team Member and, to the extent vested, are distributed to the Team Member upon retirement, death, disability or termination of service. Historically, the 401(k) has purchased Common Shares with Biomet's matching contribution. Biomet may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating Team Members may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. The funds accumulated under the ESBP are invested by the trustee primarily in Biomet Common Shares. Distributions are made to Team Members at retirement, death, disability or termination of service, in Common Shares or, at the Team Member's option, in cash. Because a significant portion of the assets of both of these plans is invested in Biomet's Common Shares, they serve to further align the interests of Team Members, management and shareholders.

HOW IS BIOMET'S PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATED?

     The compensation for Biomet's President and Chief Executive Officer, Dane
A. Miller, Ph.D., is established by the Compensation Committee and approved by the Board of Directors. Dr. Miller is not a member of the Compensation Committee and does not participate in decisions of the Board of Directors with respect to his compensation. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding Biomet's strong financial results. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the value of Biomet's stock. Dr. Miller has never received a stock option and he does not participate in Biomet's stock option program. Notwithstanding an increase in Biomet's net income, before non-recurring items (as discussed in the Company's Fiscal Year 2001 Annual Report), of 19% for fiscal year 2001, the total compensation paid to Dr. Miller increased approximately 16% during fiscal year 2001.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to Biomet's shareholders. The Committee further believes that these programs and practices serve the best interests of Biomet and its shareholders.

                      Respectfully submitted,

                      COMPENSATION COMMITTEE        STOCK OPTION COMMITTEE
                      Kenneth V. Miller, Chairman   Kenneth V. Miller, Chairman
                      C. Scott Harrison, M.D.       Dane A. Miller, Ph.D.
                      Jerry L. Miller               Jerry L. Miller
                                                    Niles L. Noblitt

                            REPORT OF AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities
Exchange Act of 1934, except to the extent that Biomet specifically incorporates this Report by reference therein.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations and with its code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations and risks. During Fiscal Year 2001 Biomet's Board of Directors adopted the Biomet, Inc. Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. Members of the Audit Committee are independent non-executive directors and fall within the definition of "independent director" as set forth by the Nasdaq Market Rules.

     The Audit Committee fulfills its responsibilities through periodic meetings with the Company's independent auditors, internal auditors and members of Biomet's management. During fiscal year 2001, the Audit Committee met five times. In addition, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management prior to public release.

     The Audit Committee has discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee has considered and reviewed with the internal and independent auditors their audit plans, the scope of the audit, the identification of audit risks and the results of the internal audit examinations.

     The Audit Committee has reviewed Biomet's audited financial statements for the fiscal year ended May 31, 2001, and discussed them with management and the Company's independent auditors. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     Based upon the review of the financial statements and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Biomet's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee also recommended that the Board of Directors make no recommendation to the shareholders with respect to the appointment of independent accountants for Biomet's fiscal year 2002. The Audit Committee intends to consider the alternatives available to Biomet.

     The Audit Committee has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," as amended to date, and has discussed with the independent accountants their independence from management. The Audit Committee has determined that the provision of non-audit services to Biomet during the most recently ended fiscal year by the independent accountants is compatible with maintaining their independence.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that Biomet's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and Biomet's independent auditors. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of Biomet's independent auditors with respect to such financial statements.

                                                    Respectfully submitted,

                                                    Kenneth V. Miller, Chairman
                                                    C. Scott Harrison, M.D.
                                                    L. Gene Tanner

                                  STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Biomet's Common Shares with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Health Care and Supplies Industry Group Index (the "S&P Health Care Index") for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 1996, in Biomet's Common Shares and in each of the indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG BIOMET, INC., THE S&P 500 INDEX AND THE
                              S&P HEALTH CARE INDEX

                              [PERFORMANCE GRAPH]



                                        BASE                       INDEX RETURNS
                                       PERIOD                      YEARS ENDING
COMPANY/INDEX                          MAY96      MAY97      MAY98    MAY99       MAY00     MAY01
--------------------------------------------------------------------------------------------------
BIOMET INC                             100       134.31     208.67    289.73     262.62    489.71
S&P 500 INDEX                          100       129.41     169.13    204.68     226.13    202.27
HLTH CARE (MED PDS&SUPP)-500           100       123.90     164.50    205.80     229.60    223.18

                              CERTAIN TRANSACTIONS

     Dane A. Miller, Ph.D., President and Chief Executive Officer and a member of the Board of Directors of Biomet, is a majority shareholder in a corporation which provides the use of an aircraft to Biomet on an as-needed basis. Biomet pays a flat monthly fee of $41,737, plus sales tax, to that corporation for the use of the aircraft. During the last fiscal year, Biomet made payments to that corporation of approximately $569,850 in rental fees and scheduled maintenance on the aircraft. The Board of Directors believes the rental rate and other terms of this arrangement to be no less favorable to Biomet than would have been available in the absence of the relationship described.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Biomet's directors and executive officers and persons who own more than 10 percent of a registered class of Biomet's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Biomet Common Shares and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish Biomet with copies of all Section 16(a) forms filed by them.

     During fiscal year 2000, a Form 5 report was filed on behalf of C. Scott Harrison, M.D. incorrectly indicating that an option to purchase 4,286 Biomet Common Shares had expired unexercised. That report has since been amended to accurately reflect the exercise of that option and the resulting acquisition of the subject shares. A Form 4 report was filed on August 9, 2000 on behalf of Joel P. Pratt, which contained an inadvertent clerical error reporting the sale of 43,875 shares at a price of $43.875. An amended Form 4 has been filed correctly indicating that Mr. Pratt actually sold only 23,000 shares. During fiscal year 2000, Kent E. Williams failed to timely report an exempt discretionary transaction involving the acquisition of 2,126 shares of Biomet Common Shares in his account in the Biomet 401(k) plan.

     Except for the transactions referenced above, to Biomet's knowledge, based solely on review of the copies of such reports furnished to Biomet and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PwC") served as the independent public accountants for Biomet for the fiscal year ended May 31, 2001. The Board of Directors was recently notified by PwC that it is closing the local office that has historically served Biomet. As a result of this recent development, no independent accountant is being recommended to the shareholders for fiscal year 2002. PwC has neither been dismissed, resigned, nor indicated that it has declined to stand for re-election after the completion of the current audit. Biomet is pleased with the services of PwC and has not engaged the services of new independent accountants; however, in view of the recent decision of PwC to close its local office, the Audit Committee of the Board of Directors intends to consider the alternatives available to Biomet. Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate shareholder questions, if any, and will have the opportunity to make a statement if they desire to do so.

                        FEES PAID TO INDEPENDENT AUDITORS

During fiscal year 2001, Biomet retained PwC to provide services in the following categories and amounts:

     Audit related fees(1)............................................. $520,000
     Financial information systems design or implementation fees ...... $      0
     All other fees(2)................................................. $730,000

(1) Audit related services of PwC during fiscal year 2001 consisted of professional services rendered in connection with the audit of Biomet's annual financial statements set forth in the Biomet, Inc. Annual Report on Form 10-K for the year ended May 31, 2001 and the review of Biomet's Quarterly Reports on Form 10-Q for the quarters ended August 31, 2000, November 30, 2000 and February 28, 2001.

(2) Other fees include non-audit related professional services consisting primarily of tax compliance services, business acquisitions, certain foreign statutory audits and other consultations. The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PwC during the fiscal year ended May 31, 2001 are compatible with maintaining the independence of such auditors.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of Biomet has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which Biomet did not have notice by June 27, 2001 (45 days prior to August 11, the date of mailing of proxy materials for last year's Annual Meeting) should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of Biomet.

                                    By Order of the Board of Directors,


                                    /s/ Daniel P. Hann, Secretary
                                    -----------------------------------------
                                    Daniel P. Hann, Secretary

August 21, 2001





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
                                   APPENDIX A

                      BIOMET, INC. AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations and risks.

ORGANIZATION

-  Audit Committee members shall meet the requirements of the Nasdaq Exchange.

- The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

- All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

- Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee.

- If an audit committee chair is not designated or present, the members of the Committee may designate a chair by majority vote of the Committee membership.

- The Committee shall convene at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

ROLES AND RESPONSIBILITIES

Internal Control

- Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities;

- Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

- Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and



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
- Ensure that the external auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

                               FINANCIAL REPORTING

GENERAL

- Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

- Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

ANNUAL FINANCIAL STATEMENTS

- Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members and assess whether the financial statements reflect appropriate accounting principles;

- Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

- Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product and environmental liability; litigation reserves; and other commitments and contingencies;

- Meet with management and the external auditors to review the financial statements and the results of the audit;

- Consider management's handling of proposed audit adjustments identified by the external auditors;

- Review the Management's Discussion & Analysis (MD&A) and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations; and

- Ensure that the external auditors communicate certain required matters to the Committee.

INTERIM FINANCIAL STATEMENTS

- Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre or post-issuance basis;

- Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);

- To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

   - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

   - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;



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




   - Generally accepted accounting principles have been consistently applied;

   - There are any actual or proposed changes in accounting or financial reporting practices;

   - There are any significant or unusual events or transactions;

   - The Company's financial and operating controls are functioning effectively;

   - The Company has complied with the terms of loan agreements or security indentures; and

   - The interim financial statements contain adequate and appropriate disclosures.

- Ensure that the external auditors communicate certain required matters to the Committee.

COMPLIANCE WITH LAWS AND REGULATIONS

- Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

- Periodically obtain updates from management, the General Counsel and tax director regarding compliance;

- Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

- Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

- Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

- Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

-  Review the program for monitoring compliance with the code of conduct; and

- Periodically obtain updates from management and the General Counsel regarding compliance.

INTERNAL AUDIT

- Review the activities and organizational structure of the internal audit function;

- Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit; and

-  Review the effectiveness of the internal audit function.

EXTERNAL AUDIT

-  Review the external auditors' proposed audit scope and approach;

- Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

- Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

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

OTHER RESPONSIBILITIES

- Meet with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately;

- Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;

- Review, with the Company's counsel, any legal matters that could have a significant impact on the company's financial statements;

- Review the policies and procedures in effect for considering officers' expenses and perquisites;

- If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

-  Perform other oversight functions as requested by the full Board; and

- Review and update the charter; receive approval of changes from the Board.

REPORTING RESPONSIBILITIES

- Regularly update the Board of Directors about committee activities and make appropriate recommendations.


PROXY                             BIOMET, INC.

        ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 29, 2001, at 1:30 P.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Dane A. Miller, Ph.D., and Niles L. Noblitt as proxies, each with the power to act alone and of substitution, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of the Company that the undersigned is entitled to vote at the annual meeting of shareholders to be held on Saturday, September 29, 2001, or any adjournment thereof.

          1.  ELECTION OF DIRECTORS.
              Nominees:  M. Ray Harroff; Jerry L. Miller; Charles E. Niemier; and Prof. Dr. Bernhard Scheuble

          [ ] VOTE FOR all nominees listed above except vote withheld from the following nominees (if any):

              --------------------------------------------------------------------------------

          [ ] VOTE WITHHELD from all nominees listed above

          2. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" MATTER 1 ABOVE.

PLEASE SIGN ON THE REVERSE SIDE.
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


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS                Dated                                                                , 2001
PROXY CARD PROMPTLY USING THE                                ---------------------------------------------------------------
ENCLOSED ENVELOPE.

Please indicate below whether you will                 Signature
or will not attend the annual meeting.                          ------------------------------------------------------------------

[ ] WILL ATTEND   [ ] WILL NOT ATTEND                  Signature, if held jointly
                                                                                 -------------------------------------------------
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